UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2012 (January 25, 2012)

HALLADOR ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Colorado	001-3473	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver Colorado	80264-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-839-5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

2011 Reserve Data and Other Information

This information should be read in conjunction with our 2010 Form 10-K and our September 30, 2011 Form 10-Q.

1.   Carlisle Reserve (assigned)

	Controlled Reserves	Uncontrolled Reserves	Total Estimated Reserves

Reserves, January 1, 2011	46,680	8,636	55,316
New leases signed	1,756	(1,524)	232
Coal mined	(3,297)		(3,297)
Add/Subtract for sterile coal, new data, additional property, revised plan, etc.	865	3,445	4,310
Reserves, December 31, 2011	46,004	10,557	56,561

        Allerton Reserve (unassigned)

	Controlled Reserves	Uncontrolled Reserves	Total Estimated Reserves

Reserves, January 1, 2011	26,279	22,557	48,836
New leases signed	3,741	(3,741)
Coal mined
New drilling, revised additional mine areas, etc.	2,293	3,016	5,309
Reserves, January 1, 2012	32,313	21,832	54,145

2.	Carlisle maintenance Cap Ex for 2012 is targeted at $10-12 million.

3.	We previously reported that we expected to be paid the $4 million of MSHA cost reimbursements in December 2011; now we expect to receive such funds before the end of the first quarter 2012.

4.	Savoy Energy’s net daily oil production at December 31, 2011 was about 890 barrels per day. We own a 45% equity interest in Savoy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2012	HALLADOR ENERGY COMPANY By:/S/W.ANDERSON BISHOP W. Anderson Bishop, CFO